UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2022

JV GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4405 Peter Road, Plantation, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 931-9244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement of Purchase and Sale with Curah Capital Corporation

On April 15, 2022, JV Group, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Curah Purchase Agreement”) with Curah Capital Corporation (“Curah”) for the purchase of certain real property in San Pedro, Ambergris Caye, Belize, as more particularly described in the Curah Purchase Agreement (the “Curah Property”). Pursuant to the terms of the Curah Purchase Agreement, the Company agreed to purchase the Curah Property from Curah for $4,390,000, subject to adjustment based on an appraisal of the Curah Property. The purchase price is divided into two portions: (i) the Company is to wire $2,500,000 to Curah on or before the closing; and (ii) the remaining $1,890,000 is to be paid in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at the price listed on the OTC Market as of the close of business on the day of the appraisal. The appraisal is to take place at least thirty days prior to the closing and shall be conducted by an independent licensed appraiser.

Additionally, the Company and Curah agreed to execute an agreement to continue the development of the underlying projects related to the Curah Property (the “Curah Development Agreement”). Following the expiration of the Curah Development Agreement, should the Company form a management company, that management company will sub-contract the developer/property manager named in the Curah Development Agreement to continue developing the underlying projects and managing the Curah Property.

Agreement of Purchase and Sale with Agorapyth X Corporation

On April 15, 2022, the Company entered into an Agreement of Purchase and Sale (the “Agorapyth Purchase Agreement”) with Agorapyth X Corporation (“Agorapyth”) for the purchase of certain real property in San Pedro, Ambergris Caye, Belize, as more particularly described in the Agorapyth Purchase Agreement (the “Agorapyth Property”). Pursuant to the terms of the Agorapyth Purchase Agreement, the Company agreed to purchase the Agorapyth Property from Agorapyth for $900,000, subject to adjustment based on an appraisal of the Agorapyth Property. The purchase price is to be paid in shares of the Company’s Common Stock at the price listed on the OTC Market as of the close of business on the day of the appraisal. The appraisal is to take place at least thirty days prior to the closing and shall be conducted by an independent licensed appraiser.

Additionally, the Company and Agorapyth agreed to execute an agreement to continue the development of the underlying projects related to the Agorapyth Property (the “Agorapyth Development Agreement”). Following the expiration of the Agorapyth Development Agreement, should the Company form a management company, that management company will sub-contract the developer/property manager named in the Agorapyth Development Agreement to continue developing the underlying projects and managing the Agorapyth Property.

Agreement of Purchase and Sale with Abraxas Corporation

On April 15, 2022, the Company entered into an Agreement of Purchase and Sale (the “Abraxas Purchase Agreement”) with Abraxas Corporation (“Abraxas”) for the purchase of certain real property in San Pedro, Ambergris Caye, Belize, as more particularly described in the Abraxas Purchase Agreement (the “Abraxas Property”). Pursuant to the terms of the Abraxas Purchase Agreement, the Company agreed to purchase the Abraxas Property from Abraxas for $5,600,000, subject to adjustment based on an appraisal of the Abraxas Property. The purchase price is divided into two portions: (i) the Company is to wire $348,250 to Abraxas on or before the closing; and (ii) the remaining $5,251,750 is to be paid in shares of the Company’s Common Stock at the price listed on the OTC Market as of the close of business on the day of the appraisal. The appraisal is to take place at least thirty days prior to the closing and shall be conducted by an independent appraiser licensed in the jurisdiction of the Abraxas Property.

The Company and Abraxas agreed to execute an agreement to continue the development of the underlying projects related to the Abraxas Property (the “Abraxas Development Agreement”). Following the expiration of the Abraxas Development Agreement, should the Company form a management company, that management company will sub-contract the developer/property manager named in the Abraxas Development Agreement to continue developing the underlying projects and managing the Abraxas Property.

The foregoing is a summary only of the material terms of the Curah Purchase Agreement, Agorapyth Purchase Agreement, and Abraxas Purchase Agreement, and is qualified in its entirety by reference to the full text of the Curah Purchase Agreement, Agorapyth Purchase Agreement, and Abraxas Purchase Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits (d) Exhibits.

Exhibit	Description
10.1	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Curah Capital Corporation

10.2	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Agorapyth X Corporation

10.3	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Abraxas Corporation

104	(Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2022

JV GROUP, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President and CFO